SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 23, 1998
                                                         ---------------



                        REPUBLIC ENGINEERED STEELS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




         DELAWARE                      33-70578                 52-1635079
--------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION       (COMMISSION FILE            (IRS EMPLOYER
    OF INCORPORATION)                   NUMBER)             IDENTIFICATION. NO.)




410 OBERLIN ROAD, S.W.  MASSILLON,  OHIO                 44648
--------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)




       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (330) 837-6000
                                                          --------------

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)




NYFS10...:\79\69579\0012\2027\FRM7258Z.07B

Item 5.  Other Events

      On July 24, 1998, Republic Engineered Steels, Inc., a Delaware corporation (the "Company"), announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with RES Holding Corporation, a Delaware corporation ("RES Holding"), and RES Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of RES Holding ("RES Acquisition"). Pursuant to the Merger Agreement and subject to the conditions contained therein, RES Holding will acquire the Company by means of a cash tender offer to be made by RES Acquisition for all issued and outstanding shares of common stock of the Company, at a per share cash price of $7.25, followed by a merger (the "Merger") pursuant to which all shares outstanding at the time of the Merger (with certain exceptions as described in the Merger Agreement) will be converted into the same cash consideration.

      A copy of the press release, dated July, 24, 1998, announcing the execution of the Merger Agreement is filed herewith as Exhibit 5.1 and incorporated herein and made a part hereof by this reference.

ITEM 7.  EXHIBITS

      5.1 Press release, dated July 24, 1998.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated:    July 28, 1998.

                              REPUBLIC ENGINEERED STEELS, INC.

                              By: /s/ Harold V. Kelly
                                 -------------------------------------
                                 Name: Harold V. Kelly
                                 Title: Executive Vice President

                                  EXHIBIT INDEX




  Exhibit Number              Description
  --------------              -----------


      5.1                     Press release, dated July 24, 1998.